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                                                                    EXHIBIT 4.16

                     FORM OF PLEDGE AND SECURITY AGREEMENT


         PLEDGE AND SECURITY AGREEMENT, dated as of , 1995, made by NS Group, Inc., a Kentucky corporation, the Federal Employer Identification Number of which is 61-0985936 (the "Company"), in favor of The Huntington National Bank, as collateral agent (in such capacity, the "Collateral Agent"), the Federal Employer Identification Number of which is ___ - ________, under the Indenture dated _____ __, 1995 (as amended, supplemented or otherwise modified from time to time, the "Indenture") between the Collateral Agent (acting in its capacity as trustee) and the Company for the benefit of the Holders of __% Senior Secured Notes due 2003 (the "Securities") issued by the Company.

                              W I T N E S S E T H:


         WHEREAS, the Company is the owner of the Collateral (as hereinafter defined); and

         WHEREAS, it is a condition precedent to the purchase of the Securities from the Company that the Company shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Holders.


         NOW, THEREFORE, in consideration of the premises and to induce the Trustee to enter into the Indenture and to induce the Holders to purchase the Securities, the Company hereby agrees with the Collateral Agent, for the ratable benefit of the Holders, as follows:

         1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.

         (b)  The following terms shall have the following meanings:

         "Agreement" means this Pledge and Security Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

         "Code" means the Uniform Commercial Code from time to time in effect in the State of New York.

         "Collateral" means the collective reference to the Pledged Notes, the interests of the holder of each Pledged Note under any and all documents and instruments that from time to time secure or guarantee payment of such Pledged Note, including, without limitation, the security agreements and mortgages described on Schedule 1

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hereto together with any additional security agreements and mortgages which are required by the terms of the Indenture (collectively, the "ICN Security Documents") and in any and all collateral from time to time subject to any such documents or instruments and all Proceeds thereof.

         "Collateral Account" has the meaning set forth in Section 4(c).

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

         "Obligations" means the collective reference to the unpaid principal of and interest (and premium, if any) on the Securities and all other obligations and liabilities of the Company with respect to the Securities (including, without limitation, interest accruing at the then applicable rate provided in the Securities after the maturity of the Securities and interest accruing at the then applicable rate provided in the Securities after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and, to the extent permitted by law, interest accruing on unpaid interest), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the Securities, this Agreement, the other Security Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, premium, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Trustee or the Collateral Agent or to the Holders that are required to be paid by the Company pursuant to the terms of the Indenture or this Agreement or any other Security Document).

         "Pledged Notes" means the intercompany notes described on Schedule 1 attached hereto.

         "Proceeds" means all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, (i) principal, interest and other income from the Pledged Notes and all collections thereon and (ii) any money or property realized or collected in connection with the Collateral.

         "Requirement of Law" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or

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other governmental authority, in each case applicable to or binding upon such
Person or any of its property or to which such Person or any of its property is subject.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

         (d) All references to the Collateral Agent shall be deemed to include a reference to the Trustee, and the reverse thereof shall similarly apply.

         (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         2. Pledge; Grant of Security Interest. The Company hereby delivers to the Collateral Agent, for the ratable benefit of the Holders, the Pledged Notes and hereby grants to the Collateral Agent, for the ratable benefit of the Holders, a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

         3. Indorsement; Assignments; Acknowledgment and Consent. Concurrently with the delivery of each Pledged Note to the Collateral Agent pursuant to
Section 2 of this Agreement:

         (a)  such Pledged Note shall be indorsed by the Company as follows:

                 Pay to the order of Bearer

                                  NS Group, Inc.


                                  By:
                                      -----------------------
                                  Title:
                                         --------------------

         (b) the Company shall deliver to the Collateral Agent an Assignment of Mortgage in the form of Exhibit A to this Agreement with respect to each mortgage that secures such Pledged Note, duly executed and acknowledged by the Company;

         (c) the Company shall deliver to the Collateral Agent duly executed UCC-1 financing statements by which it shall assign its security interests that secure the respective Pledged Notes listed on Schedule 1;

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         (d)  the Company shall deliver to the Collateral Agent original counterparts of each of the security documents described on Schedule 1 that relate to such Pledged Note, each duly executed by the party to be charged thereunder;

         (e) the Company shall deliver to the Collateral Agent any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the assignment to the Collateral Agent of the Company's negative pledge from the makers of the Pledged Notes with respect to all of their Patents, Patent Licenses, Trademarks or Trademark Licenses and the goodwill and general intangibles relating thereto or represented thereby;

         (f) the Company shall deliver to the Collateral Agent an Acknowledgment and Consent, substantially in the form of Exhibit B to this Agreement, duly executed by the maker of such Pledged Note.

         4. Payments Under the Pledged Notes. (a) Unless an Event of Default shall have occurred and be continuing, the Company shall be permitted to receive all payments of principal and interest under the Pledged Notes, as such payments become due. If an Event of Default shall occur and be continuing, and the Collateral Agent shall have given notice to the Company of the Collateral Agent's intent to exercise its rights pursuant to Section 7(a) below, all payments of principal and interest under the Pledged Notes shall be paid to the Collateral Agent, who shall hold the same as Collateral hereunder. If the Company shall receive any such payments, the Company shall hold the same in trust for the Collateral Agent and the Holders, segregated from other funds of the Company, and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by the Company to the Collateral Agent, if required.

         (b) All Proceeds realized by the Company in connection with a default under any Pledged Note and acceleration of the maturity thereof and realization upon any security or guarantee therefor shall be paid to the Collateral Agent, who shall hold such payments as Collateral hereunder. If the Company shall receive any such payments, the Company shall hold the same in trust for the Collateral Agent and the Holders, segregated from other funds of the Company, and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by the Company to the Collateral Agent, if required.

         (c) All money Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent for the benefit of the Holders in a collateral account maintained under the sole dominion and control of the Collateral Agent except as may be applied to the Obligations in accordance with
Article XIII of the Indenture (each such account shall be referred to herein as a "Collateral Account"). All Proceeds while held by the Collateral Agent in a Collateral Account (or by the Company in trust for the Collateral Agent and the Holders) shall continue to be held

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as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in paragraph 7(a) or (b).

         5. Representations and Warranties. The Company hereby represents and warrants that:

         (a) Upon delivery to the Collateral Agent of the Pledged Notes and delivery of the documents described in paragraphs 3(b) and 3(c) and recording and filing thereof in the appropriate jurisdictions, the security interest created pursuant to this Agreement will constitute a valid, perfected first priority security interest in the Collateral, enforceable in accordance with its terms against all creditors of the Company and any Persons purporting to purchase any Collateral from the Company, except in each case as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (b) The Company is the record and beneficial owner of, and has good and marketable title to, the Pledged Notes and the other Collateral, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

         (c) Each Pledged Note and each document and instrument that secures or guarantees payment of such Pledged Note is the legal, valid and enforceable obligation of the maker thereof, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. None of the Pledged Notes is subject to any right of counterclaim or offset whatsoever (except any such counterclaim or offset which may arise by operation of law).

         (d) There exists no default under any Pledged Note. The principal amount outstanding under each Pledged Note is as specified on Schedule 1. Except as described in Schedule 1, there exists no security interest or guarantee that secures or supports payment of the indebtedness evidenced by any Pledged Note, and the descriptions of such security interests and guarantees in
Schedule 1 are complete and accurate.

         (e) The Company's chief executive office and chief place of business is located at Ninth and Lowell Streets, Newport, Kentucky 41072.

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         6.  Covenants.  The Company covenants and agrees with the Collateral
Agent and the Holders that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

         (a) The Company will not take or omit to take any action, the taking or the omission of which would result in an alteration or impairment of the Collateral or the security of this Agreement.

         (b) The Company will not enter into any agreement amending, modifying or supplementing the Collateral unless such action is permitted under Section
6.23 or Article XI of the Indenture.

         (c) The Company will not waive or release any obligation of any party to the Collateral, except as permitted under the Indenture.

         (d) The Company will not permit or accept any payment of interest more than 30 days in advance of the scheduled due date of such payment or permit or accept any prepayment of principal under the Pledged Notes except in accordance with their terms.

         (e) Unless directed otherwise by the Collateral Agent, the Company will exercise promptly and diligently each and every right which it may have under the Collateral (except the right to release or cancel the Collateral or to take any actions or agree to take any actions that could diminish in any material respect the value of the Collateral).

         (f) The Company will not take or omit to take any action or suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Collateral (unless such right of offset arises by operation of law).

         (g) The Company will give the Collateral Agent copies of all notices (including notices of default) given or received with respect to the Collateral, promptly after giving or receiving such notices.

         (h) The Company shall maintain the security interest in the Collateral created by this Agreement as a first, perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements

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under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral under this Agreement.

         (i) The Company will include in its books and records pertaining to the Collateral an appropriate reference to this Agreement and the security interests created hereby.

         (j) The Company will not, unless it shall have given the Collateral Agent at least 30 days' prior written notice:

                 1. change the location of its chief executive office and chief place of business from that specified in subsection 5(e); or

                 2. change its name, identity, Federal taxpayer identification number or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become seriously misleading.

         (k) The Company will advise the Collateral Agent promptly, in reasonable detail, at its address set forth in the Indenture of:

                 1. any Lien (other than security interests created hereby) on, or claim asserted against, any of the Collateral; and

                 2. of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

         7. Remedies. (a) Subject to the provisions of Article VIII of the Indenture, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent's election, the Collateral Agent may apply all or any part of the Proceeds held in any Collateral Account in payment of the Obligations in the manner set forth in Section 8.6 of the Indenture.

                        (b) Subject to the provisions of Article VIII of the Indenture, if an Event of Default shall occur and be continuing, the Collateral Agent on behalf of the Holders, may exercise, in addition to all other rights and remedies granted to it in this Agreement and the ICN Security Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code.
Without limiting the generality of the foregoing,

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the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any Holder or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Holder shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived or released. The Collateral Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral, in the manner set forth in Section 8.6 of the Indenture. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Collateral Agent or any Holder arising out of the exercise by them of any rights hereunder, except to the extent any such claims, damages or demands were directly caused by the Collateral Agent's or Holder's gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Holder to collect such deficiency.

         8. Collateral Agent's Appointment as Attorney-in-Fact. (a) The Company hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent of the Collateral Agent, with full power of substitution, as its true and lawful attorney- in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in the Collateral Agent's own name, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

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         (b)  The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in paragraph 8(a).

         (c) All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         9. Duty of Collateral Agent. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar securities and property for its own account, except that the Collateral Agent shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Collateral Agent, any Holder nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

         10. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, the Company authorizes the Collateral Agent to file financing statements with respect to the Collateral without the signature of the Company in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         11. Authority of Collateral Agent. The Company acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Holders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Company, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders with full and valid

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authority so to act or refrain from acting, and the Company shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

         12. Indemnity. (a)(1) The Company agrees to indemnify, pay and hold harmless the Collateral Agent and the officers, directors, employees, agents and affiliates of the Collateral Agent (collectively called the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, the Indenture, the ICN Security Documents or the Securities arising in any action relating to, directly or indirectly, the Collateral or the subject of this Agreement including without limitation, any misrepresentation by the Company in this Agreement (the "indemnified liabilities"); provided that the Company shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities if it has been determined by a final decision (after all appeals and the expiration of time to appeal) by a court of competent jurisdiction that such indemnified liability arose from the negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

                 (2) The Company agrees to pay, and to save the Collateral Agent harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes and any and all recording and filing fees which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral and (iii) in connection with any of the transactions contemplated by this Agreement.

                 (b) The obligations of the Company contained in this Section 12 shall survive the termination of this Agreement and the discharge of the Company's other obligations under this Agreement.

                 (c) Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral.

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         13.  Notices.  All notices, requests and demands to or upon the
Collateral Agent or the Company to be effective shall be in writing (or by telex, fax or similar electronic transfer) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (c) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Collateral Agent or the Company at its address or transmission number for notices provided in Section 1.5 of the Indenture. The Collateral Agent and the Company may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

         14. Return of Documents; Cooperation. (a) When this Agreement is terminated and the security interests created hereby are released, the Collateral Agent shall (1) return to the Company the Pledged Notes with appropriate endorsements, (2) execute and deliver to the Company such documents of assignment as are reasonably necessary to terminate the Collateral Agent's security interest in the Collateral and to advise the makers of the Pledged Notes of the termination of the Collateral Agent's rights and security interest hereunder and (3) return to the Company the documents delivered to the Collateral Agent as provided in paragraph 3(d).

         (b) Upon payment in full of any Pledged Note and payment of the Proceeds thereof as provided in this Agreement, the Collateral Agent shall (1) return to the Company such Pledged Note, indorsed to the Company without recourse, representation or warranty and (2) execute and deliver to the Company such documents of assignment as are reasonably necessary to terminate the Collateral Agent's security interest in any Collateral related to such Pledged Note.

         (c) Upon the occurrence of a default or event of default under any Pledged Note, the Collateral Agent shall cooperate reasonably with the Company, at the expense of the Company, in the exercise of the Company's rights and remedies under such Pledged Note and any document or instrument securing or supporting the same.

         15. Termination of this Agreement. Notwithstanding any other provision of this Agreement except Section 12 hereof, and in the absence of any outstanding claim for indemnification made pursuant to such Section, this Agreement shall terminate upon the satisfaction, discharge or avoidance of the Obligations pursuant to the terms of the Subsidiary Guarantee and the Indenture.

         16. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining

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provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         17.   Amendments in Writing; No Waiver; Cumulative Remedies.  (a)
None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed in a manner pursuant to the Indenture, provided that any provision of this Agreement may be waived by the Collateral Agent and the Holders in a letter or agreement executed by the Collateral Agent or by telex or facsimile transmission from the Collateral Agent.

         (b) Neither the Collateral Agent nor any Holder shall by any act (except by a written instrument pursuant to paragraph 17(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Holder would otherwise have on any future occasion.

         (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         18. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         19. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Collateral Agent and the Holders and their successors and assigns.

         20. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         21. Submission To Jurisdiction; Waivers. The Company hereby irrevocably and unconditionally:

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                 (a)      submits for itself and its property in any legal
        action or proceeding relating to this Agreement to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                 (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                 (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in Section 1.5 of the Indenture or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

                 (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                 (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.


         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                        NS GROUP, INC.



                                        By:
                                           -----------------------

                                        Title:
                                              --------------------

                                                                      SCHEDULE 1
                                                to Pledge and Security Agreement

                               THE PLEDGED NOTES



- ---------------------------------------------------------------------------------------------------------
   Description of Pledged                                                    Principal Amount/ Interest
           Notes                             Collateral Security                      Payment
- ----------------------------------    ---------------------------------     -----------------------------
Intercompany Note dated               The ICN [Mortgage and Collateral      Outstanding principal amount:
__________, 1995, made by Erlanger    Assignment of Leases] dated as of     $__________________
Tubular Corporation to the order      _______ __, 1995 with respect to
of NS Group, Inc. in the original     certain real property located in
principal amount of $_________        Oklahoma and the Erlanger ICN
                                      Security Agreement dated _______
                                      __, 1995.

                                      [INCLUDE RECORDING AND FILING
                                      INFORMATION.]
- ---------------------------------------------------------------------------------------------------------


                                                                   SCHEDULE 1-2

- ---------------------------------------------------------------------------------------------------------
   Description of Pledged                                                    Principal Amount/ Interest
           Notes                             Collateral Security                      Payment
- ----------------------------------    ---------------------------------     -----------------------------
Intercompany Note dated ________,     The ICN [Mortgage and Collateral      Outstanding principal amount:
1995, made by Koppel Steel            Assignment of Leases] dated as of     $__________________
Corporation to the order of NS        _______ __, 1995 with respect to
Group, Inc. in the original           certain real property in the
principal amount of $_______.         Commonwealth of Pennsylvania; the
                                      ICN [Mortgage and Collateral
                                      Assignment of Leases] dated as of
                                      _______ __, 1995 with respect to
                                      certain real property located in
                                      the State of Texas and the Koppel
                                      ICN Security Agreement dated
                                      _______ __, 1995.

                                      [INCLUDE RECORDING AND FILING
                                      INFORMATION.]
- ---------------------------------------------------------------------------------------------------------

                                                                    SCHEDULE 1-3

- ---------------------------------------------------------------------------------------------------------
   Description of Pledged                                                    Principal Amount/ Interest
           Notes                             Collateral Security                      Payment
- ----------------------------------    ---------------------------------     -----------------------------
Intercompany Note dated               The ICN [Mortgage and Collateral      Outstanding principal amount:
___________, 1995 made by Newport     Assignment of Leases] dated as of     $__________________
Steel Corporation to the order of     _______ __, 1995 with respect to
NS Group, Inc. in the original        certain property located in the
principal amount of $________.        Commonwealth of Kentucky and the
                                      Newport ICN  Security Agreement
                                      dated as of _______ __, 1995.

                                      [INCLUDE RECORDING AND FILING
                                      INFORMATION.]
- ---------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT A
                                                to Pledge and Security Agreement



                             ASSIGNMENT OF MORTGAGE


         ASSIGNMENT OF MORTGAGE made as of _______________, 1995, by NS Group, Inc., a Kentucky corporation (the "Assignor") in favor of The Huntington National Bank, as collateral agent (in such capacity, the "Collateral Agent"), under the Indenture, dated as of _______________ ___, 1995 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), between the Collateral Agent (acting in its capacity as trustee) (the "Trustee") and the Assignor for the benefit of the Holders of ___% Senior Secured Notes due 2003 issued by the Assignor.


                              W I T N E S S E T H:


         WHEREAS, the Assignor is the owner and holder of the Mortgage dated ____________, 1995 (the "Mortgage"), made by _____________________, as mortgagor, to the Assignor, as mortgagee, which was recorded _____________, 1995, in Book ____, page _____, Instrument No. ______________, Official Records of ____________ County, ___________________, which encumbers the real property described on Exhibit A attached to this Assignment;

         WHEREAS, the Mortgage secured payment of that certain Intercompany Note of even date therewith (the "Note") made by said mortgagor to the order of the Assignor in the principal amount of $____________;

         WHEREAS, by Pledge and Security Agreement of even date herewith (the "Pledge Agreement"), the Assignor has pledged the Note to the Collateral Agent, for the ratable benefit of the Holders, to secure obligations of the Assignor arising under the Indenture; and

         WHEREAS, in connection with such pledge, the Assignor wishes to assign to the Collateral Agent, as further collateral security, the interest of the Assignor under the Mortgage.


         NOW, THEREFORE, in consideration of the premises and to induce the Trustee to enter into the Indenture and to induce the Holders to purchase the Securities, the Assignor hereby agrees with the Collateral Agent, for the ratable benefit of the Holders, as follows:

         1. The Assignor hereby assigns to the Collateral Agent, for the ratable benefit of the Holders, all right, title and interest of the Assignor under the Mortgage, upon and subject to the terms and conditions of the Pledge Agreement.

         2.  The address of the Collateral Agent for notices is:

                 Corporate Trust Office
                 Attention:  Corporate Trustee
                 The Huntington National Bank
                 540 Madison Avenue
                 Covington, Kentucky 41011.
                 Fax:
                        ---------------
                 Telex:
                        ---------------

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                               NS GROUP, INC.


                                               By:
                                                  ------------------------------

                                               Title:
                                                     ---------------------------

STATE OF NEW YORK         )
                          )  ss.:
COUNTY OF NEW YORK        )


         On the ____ day of ________________, 1995, before me personally came ____________________________________________ to me known, who, being by me duly sworn, did depose and say that he/she resides at ______________________________ ________; that he/she is the __________________of NS Group, Inc., the corporation described in and which executed the above instrument; and that he/she signed his/her name thereto by order of the board of directors of said corporation.

                                                  ------------------------------
                                                            Notary Public

                                                                       EXHIBIT A
                                                       to Assignment of Mortgage



                          DESCRIPTION OF REAL PROPERTY

                                                                       EXHIBIT B
                                                to Pledge and Security Agreement



                                             , 1995
                              ---------------


TO:      [Maker of Pledged Note]

         -------------------------------------
         -------------------------------------
         -------------------------------------

         Reference is hereby made to the Intercompany Note dated ______________, 1995 (the "Note"), made by you to the order of NS Group, Inc. (the "Company") in the original principal amount of $____________. By Pledge and Security Agreement, dated as of __________ __, 1995 (the "Pledge Agreement"), the Company has pledged the Note and all collateral security therefor and all guarantees thereof to Huntington National Bank, as collateral agent (in such capacity, the "Collateral Agent") under the Indenture dated ______ ____, 1995 (as amended, supplemented or otherwise modified from time to time, the "Indenture") between the Collateral Agent (acting in its capacity as trustee) and the Company for the benefit of the Holders of __ % Senior Secured Notes due 2003 (the "Securities") issued by the Company, to secure payment and performance of obligations of the Securities.

         You are hereby irrevocably directed, upon receipt of notice from the Collateral Agent that an Event of Default has occurred and is continuing under such Indenture, to make any and all payments becoming due under the Note directly to the Collateral Agent, without set-off or counterclaim, as provided in the Note at the Collateral Agent's office located at [INSERT STREET ADDRESS, CITY, STATE AND ZIP CODE] USA.

         The instructions contained herein are irrevocable and may not be amended, revoked or otherwise modified without the prior written consent of the Collateral Agent.

NS GROUP, INC.                                HUNTINGTON NATIONAL BANK,
                                              as Collateral Agent



By:                                           By:
      -------------------------------               ----------------------------
Title:                                        Title:
      -------------------------------               ----------------------------

                         ACKNOWLEDGEMENT AND AGREEMENT

                 The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement described in the foregoing letter and agrees for the benefit of the Collateral Agent and the Holders to be bound by the terms of the Pledge Agreement and to comply with the terms of the foregoing letter. To the best knowledge of the undersigned, no representation or warranty of the Company in the Pledge Agreement is incomplete or incorrect.

                                                    [NAME OF MAKER]



                                      By:
                                            ------------------------------------
                                      Title:
                                            ------------------------------------